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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Morgan Stanley
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             (Exact Name of Registrant as Specified in Its Charter)

                 DELAWARE                                 36-3145972
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 (State of Incorporation or Organization)     (IRS Employer Identification no.)

    1585 Broadway, New York, New York                       10036
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 (Address of Principal Executive Offices)                 (Zip Code)

If this Form relates to the                  If this Form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(g) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check              Instruction A.(d), please check
the following box. [X]                       the following box. [_]


Securities Act registration statement file number to which this form relates:
333-83616

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                  Each Class is to be Registered
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Medium-Term Notes, Series C,                 THE AMERICAN STOCK EXCHANGE
BRIDGES(SM) due October 30, 2009
(Based on the Value of Common Stock
of Fifteen Aerospace and Defense
Companies)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, BRIDGES(SM) due October 30, 2009 (Based on the Value of Common Stock of Fifteen Aerospace and Defense Companies)" (the "BRIDGES"). A description of the BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley (the "Registrant") on Form S-3 (Registration No. 333-83616) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated June 11, 2002 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the BRIDGES contained in the pricing supplement dated October 10, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the BRIDGES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2. Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the BRIDGES.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Morgan Stanley
                                        (Registrant)


Date: October 10, 2002                  By:  /s/ Martin M. Cohen
                                           ----------------------------------
                                             Martin M. Cohen
                                             Assistant Secretary and Counsel




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                                INDEX TO EXHIBITS


Exhibit No.                                                           Page No.

4.1    Proposed form of Global Note evidencing the BRIDGES              A-1








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